Exhibit 99.1

NEWS RELEASE

ICF Reports First Quarter 2025 Results

―Revenue Metrics In Line with Expectations, Led by 21% Growth in Commercial Energy―

―Margins Benefited From Favorable Business Mix―

―Maintains Full Year Guidance Framework for 2025―

First Quarter Highlights:

•
Revenue Was $488 Million
•
Net Income Was $27 Million; GAAP EPS Was $1.44
•
Non-GAAP EPS1 Was $1.94
•
EBITDA1 Was $52.1 Million; Adjusted EBITDA1 Was $55.2 Million, or 11.3% of Total Revenues
•
Contract Awards Were $467 Million for a Quarterly Book-to-Bill Ratio of 0.96

RESTON, Va., May 1, 2025—ICF (NASDAQ: ICFI), a global consulting and technology services provider, reported results for the first quarter ended March 31, 2025.

Commenting on the results, John Wasson, chair and chief executive officer, said “First quarter revenues were in line with our expectations. Revenues from our commercial, state and local and international government clients increased 12.6% in the aggregate to now account for approximately 51% of first quarter revenues. This performance essentially offset a 12.6% decline in federal government revenue due to changes in spending priorities by the new administration.

“Revenues from commercial energy clients increased 21% year-on-year and represented 87% of first quarter commercial revenues. Anchored by ICF’s market-leading position in developing and implementing energy efficiency programs, we have expanded our commercial energy services considerably to include a broad range of advisory work and program management for utility clients in the areas of flexible load management, electrification and grid resilience. Demand for ICF’s expertise in these areas has consistently increased as utility clients face greater demands for electricity to support data center requirements and seek to manage distributed energy resources.

“First quarter margin performance benefited from favorable business and contract mix, careful cost management and a 170-basis point reduction in the percent of subcontractor and other direct costs as compared to total revenue. Adjusted EBITDA margin was 11.3% of total revenues, 10 basis points ahead of the comparable period last year. Fixed price contracts accounted for 49% of the period’s revenues, up from 46% in the year-ago period.

“ICF was awarded $467 million in contracts in the first quarter resulting in a quarterly book-to-bill ratio of 0.96. Our business development pipeline exceeded $10 billion at the end of the first quarter after considering adjustments to reflect the new administration’s spending priorities.”

First Quarter 2025 Results

First quarter 2025 total revenue was $487.6 million, compared to $494.4 million reported in the first quarter of 2024. Subcontractor and other direct costs were 22.7% of total revenues, compared to 24.4% in last year’s first quarter. Operating income was $38.4 million, with an operating margin on total revenue of 7.9%, compared to operating income of $40.9 million, with an operating margin of 8.3% in the prior year period. Net income totaled $26.9 million, versus $27.3 million reported in the first quarter of 2024. GAAP EPS was $1.44 per share, in line with the comparable prior year period. GAAP EPS included $3.1 million, or $0.12 per share of tax-effected special charges primarily related to severance and M&A expenses and a one-time tax benefit of $0.13 per share. This resulted in an effective tax rate of 10.5% in 2025 compared to 20.4% in the 2024 first quarter.

Non-GAAP EPS increased 9.6% to $1.94 per share, from $1.77 per share reported in the comparable period in 2024. EBITDA was $52.1 million, compared to $56.4 million reported in the year-ago quarter. Adjusted EBITDA was $55.2 million, and Adjusted EBITDA margin on total revenues was 11.3%, 10 basis points above first quarter 2024 levels.

Backlog and New Business

Total backlog was $3.4 billion at the end of the first quarter of 2025. Funded backlog was $1.9 billion, or approximately 56% of the total backlog. The total value of contracts awarded in the 2025 first quarter was $467 million.

Government Revenue First Quarter 2025 Highlights

Revenue from government clients was $343.6 million.

•
U.S. federal government revenue was $239.6 million, down 12.6% compared to $274.2 million in the year-ago first quarter, and was impacted by contract funding curtailments and a slower pace of new RFPs, as well as a year-over-year decline in subcontractor and other direct costs estimated at $12 million in the quarter. Federal government revenue accounted for 49.1% of total revenue, compared to 55.5% of total revenue in the first quarter of 2024.
•
U.S. state and local government revenue was $76.9 million, stable with the $77.0 million reported in the year-ago quarter. State and local government clients represented 15.8% of total revenue, up from 15.6% in the first quarter of 2024.
•
International government revenue was $27.1 million, up 7.2% from the $25.3 million reported in the year-ago quarter, driven by the initial ramp-up of recent program wins. International government revenue represented 5.6% of total revenue, compared to 5.1% in the first quarter of 2024.

Key Government Contracts Awarded in the First Quarter of 2025

Notable government contract awards won in the first quarter of 2025 included:

IT Modernization / Digital Transformation

•
Two new subcontracts with a combined value of $39.8 million to support the modernization of critical data systems for a U.S. federal agency.
•
A contract extension with a value of $7.4 million to modernize a data system for a U.S. federal agency.

Disaster Management

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A new contract with a value of $7.0 million with a U.S. state risk management office to provide disaster recovery services.

Energy and Environment

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A recompete subcontract with a value of $18.2 million to support a U.S. federal agency’s program to reduce energy costs of homes, commercial buildings and industrial plants.

Health and Social Programs

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A recompete contract with a value of $75.3 million with a U.S. federal agency to provide innovative technical solutions and services related to child welfare information systems to ensure compliance with federal mandates.
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A new subcontract with a value of $9.1 million to improve the functionality of a U.S. federal agency’s web-based technical assistance platform that supports affordable housing and community development programs.

Commercial Revenue First Quarter 2025 Highlights

Commercial revenue was $144.1 million.

•
Commercial revenue accounted for 29.5% of total revenue, up from 23.9% in the 2024 first quarter.
•
Energy markets revenue, which includes energy efficiency programs, increased 21.0% and represented 87.3% of commercial revenue.

Key Commercial Contracts Awarded in the First Quarter of 2025

Notable commercial awards won in the first quarter of 2025 included:

•
A recompete contract under a master services agreement with a multimillion-dollar value to implement energy efficiency/demand-side management (DSM) programs for a large U.S. public utility.
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A recompete contract with a multimillion-dollar value with a Southern U.S. utility to implement its DSM programs and provide related services.
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A recompete contract with a multimillion-dollar value with a Mid-Atlantic U.S. utility to implement its energy efficiency/DSM program.
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A recompete multimillion-dollar contract with a Southern U.S. utility to implement its energy efficiency home rebates program.

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A contract modification with a Northeastern U.S. utility to implement its weatherization and new homes energy efficiency pilot program.

Dividend Declaration

On May 1, 2025, ICF declared a quarterly cash dividend of $0.14 per share, payable on July 11, 2025, to shareholders of record on June 6, 2025.

Summary and Outlook

“ICF’s diversified business model is enabling us to manage through a dynamic federal government business environment, while remaining agile to capture future business opportunities.

“We are maintaining the guidance framework we provided at the time of our fourth quarter 2024 earnings release, namely for ICF’s 2025 total revenues, GAAP EPS and Non-GAAP EPS to range from flat to down 10% from last year’s levels. A 10% decline represents the floor we foresee from the loss of business primarily from federal government clients during this first year of the new administration. Supporting this framework is our projection that ICF’s revenues from commercial energy, state and local and international government clients will grow at least 15% in the aggregate for the year, offsetting or partially offsetting lower revenues from our federal government clients due to potential funding curtailments and a slower pace of new RFPs. This framework does not contemplate an extensive government shutdown this year, nor a prolonged period of pauses in funding modifications to existing contracts or new procurements.

“Our first quarter margin performance reflects the successful implementation of our planned efforts to manage expenses in 2025 to maintain adjusted EBITDA margins similar to those of 2024. Our GAAP and Non-GAAP EPS framework for 2025 is exclusive of the special tax benefit accrued in this year’s first quarter which benefited EPS by $0.13. Our operating cash flow projection for the full year continues to be approximately $150 million.

“We repurchased 313,000 shares in the first quarter of 2025, demonstrating our confidence in ICF’s long-term growth outlook and our intention to deliver value to shareholders. We appreciate the support of our professional staff, who have shown a strong commitment to ICF and our clients and have helped us navigate challenging business conditions.” Mr. Wasson concluded.

1 Non-GAAP EPS, EBITDA, and Adjusted EBITDA are non-GAAP measurements. A reconciliation of all non-GAAP measurements to the most applicable GAAP number is set forth below. Special charges are items that were included within our consolidated statements of comprehensive income but are not indicative of ongoing performance and have been presented net of applicable U.S. GAAP taxes. The presentation of non-GAAP measurements may not be comparable to other similarly titled measures used by other companies.

About ICF

ICF is a global consulting and technology services company with approximately 9,000 employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements that are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

Note on Forward-Looking Non-GAAP Measures

The company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to the variability and difficulty in making accurate forecasts and projections and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures (such as the effect of share-based compensation or the impact of future extraordinary or non-recurring events like acquisitions) is available to the company without unreasonable effort. For the same reasons, the company is unable to estimate the probable significance of the unavailable information. The company provides forward-looking non-GAAP financial measures that it believes will be achievable, but it cannot accurately predict all of the components of the adjusted calculations, and the U.S. GAAP financial measures may be materially different than the non-GAAP financial measures.

Investor Contacts:

Lynn Morgen, ADVISIRY PARTNERS, lynn.morgen@advisiry.com +1.212.750.5800

David Gold, ADVISIRY PARTNERS, david.gold@advisiry.com +1.212.750.5800

Company Information Contact:

Lauren Dyke, ICF, lauren.dyke@ICF.com+1.571.373.5577

ICF International, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2025	2024
Revenue	$487,618	$494,436
Direct costs	302,542	310,533
Operating costs and expenses:
Indirect and selling expenses	131,891	129,094
Depreciation and amortization	14,795	13,865
Total operating costs and expenses	146,686	142,959
Operating income	38,390	40,944
Interest, net	(7,337)	(8,238)
Other (expense) income	(1,052)	1,630
Income before income taxes	30,001	34,336
Provision for income taxes	3,150	7,019
Net income	$26,851	$27,317

Earnings per Share:
Basic	$1.45	$1.46
Diluted	$1.44	$1.44

Weighted-average Shares:
Basic	18,506	18,757
Diluted	18,613	18,946

Cash dividends declared per common share	$0.14	$0.14

Other comprehensive (loss) income, net of tax	(2,713)	684
Comprehensive income, net of tax	$24,138	$28,001

ICF International, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures(2)

(Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2025	2024
Reconciliation of EBITDA and Adjusted EBITDA (3)
Net income	$26,851	$27,317
Interest, net	7,337	8,238
Provision for income taxes	3,150	7,019
Depreciation and amortization	14,795	13,865
EBITDA	52,133	56,439
Acquisition and divestiture-related expenses (4)	259	66
Severance and other costs related to staff realignment (5)	2,550	365
Charges related to office closures (6)	256	—
Pre-tax gain from divestiture of a business (7)	—	(1,715)
Total Adjustments	3,065	(1,284)
Adjusted EBITDA	$55,198	$55,155

Net Income Margin Percent on Revenue (8)	5.5%	5.5%
EBITDA Margin Percent on Revenue (9)	10.7%	11.4%
Adjusted EBITDA Margin Percent on Revenue (9)	11.3%	11.2%

Reconciliation of Non-GAAP Diluted EPS (3)
U.S. GAAP Diluted EPS	$1.44	$1.44
Acquisition and divestiture-related expenses	0.01	—
Severance and other costs related to staff realignment	0.14	0.02
Charges related to office closures (10)	0.01	0.04
Pre-tax gain from divestiture of a business	—	(0.09)
Amortization of intangible assets acquired in business combinations (11)	0.51	0.44
Income tax effects of the adjustments (12)	(0.17)	(0.08)
Non-GAAP Diluted EPS	$1.94	$1.77

(2) These tables provide reconciliations of non-GAAP financial measures to the most applicable GAAP numbers. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Other companies may define similarly titled non-GAAP measures differently and, accordingly, care should be exercised in understanding how we define these measures.

(3) Reconciliations of EBITDA, Adjusted EBITDA, and Non-GAAP Diluted EPS were calculated using numbers as reported in U.S. GAAP.

(4) These are primarily third-party costs related to acquisitions and integration of acquisitions.

(5) These costs are mainly due to involuntary employee termination benefits for our officers, and employees who have been notified that they will be terminated as part of a business reorganization or exit.

(6) These are charges related to the closure of certain international offices.

(7) Pre-tax gain related to the 2023 divestiture of our U.S. commercial marketing business which include contingent gains realized in the first quarter of 2024.

(8) Net Income Margin Percent on Revenue was calculated by dividing net income by revenue.

(9) EBITDA Margin Percent and Adjusted EBITDA Margin Percent on Revenue were calculated by dividing the non-GAAP measure by the corresponding revenue.

(10) These are office closure charges previously included in Adjusted EBITDA and accelerated depreciation related to fixed assets for planned office closures.

(11) For the three months ended March 31, 2025 and 2024, amortization of intangible assets acquired from business combinations totaled $9.5 million and $8.3 million, respectively.

(12) Income tax effects were calculated using the effective tax rate, adjusted for certain discrete items, if any, of 25.3% and 20.4% for the three months ended March 31, 2025 and 2024, respectively.

ICF International, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)	March 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$5,718	$4,960
Restricted cash	18,374	13,857
Contract receivables, net	236,161	256,923
Contract assets	228,314	188,941
Prepaid expenses and other assets	21,189	21,133
Income tax receivable	1,073	6,260
Total Current Assets	510,829	492,074
Property and Equipment, net	63,569	66,503
Other Assets:
Goodwill	1,251,199	1,248,855
Other intangible assets, net	102,617	111,701
Operating lease - right-of-use assets	112,954	115,531
Deferred tax assets	4,113	1,603
Other assets	29,817	30,086
Total Assets	$2,075,098	$2,066,353

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$122,089	$159,522
Contract liabilities	27,407	24,580
Operating lease liabilities	19,792	20,721
Finance lease liabilities	2,635	2,612
Accrued salaries and benefits	75,533	105,773
Accrued subcontractors and other direct costs	51,876	49,271
Accrued expenses and other current liabilities	82,195	86,701
Total Current Liabilities	381,527	449,180
Long-term Liabilities:
Long-term debt	502,044	411,743
Operating lease liabilities - non-current	152,128	155,935
Finance lease liabilities - non-current	10,593	11,261
Other long-term liabilities	59,938	55,775
Total Liabilities	1,106,230	1,083,894

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, par value $.001; 5,000,000 shares authorized; none issued	—	—
Common stock, par value $.001; 70,000,000 shares authorized; 24,302,825 and 24,186,962 shares issued at March 31, 2025 and December 31, 2024, respectively; 18,426,295 and 18,666,290 shares outstanding at March 31, 2025 and December 31, 2024, respectively	24	24
Additional paid-in capital	447,649	443,463
Retained earnings	899,051	874,772
Treasury stock, 5,876,530 and 5,520,672 shares at March 31, 2025 and December 31, 2024, respectively	(359,397)	(320,054)
Accumulated other comprehensive loss	(18,459)	(15,746)
Total Stockholders’ Equity	968,868	982,459
Total Liabilities and Stockholders’ Equity	$2,075,098	$2,066,353

ICF International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
(in thousands)	2025	2024
Cash Flows from Operating Activities
Net income	$26,851	$27,317
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	(92)	1,347
Deferred income taxes and unrecognized income tax benefits	(2,594)	(4,786)
Non-cash equity compensation	4,186	3,551
Depreciation and amortization	14,795	13,865
Gain on divestiture of a business	—	(1,715)
Other operating adjustments, net	1,435	46
Changes in operating assets and liabilities, net of the effects of acquisitions:
Net contract assets and liabilities	(34,610)	(29,024)
Contract receivables	21,340	1,604
Prepaid expenses and other assets	(1,314)	(192)
Operating lease assets and liabilities, net	(1,862)	523
Accounts payable	(37,674)	(15,119)
Accrued salaries and benefits	(30,465)	(17,775)
Accrued subcontractors and other direct costs	2,064	3,303
Accrued expenses and other current liabilities	80	(3,988)
Income tax receivable and payable	5,235	11,375
Other liabilities	(409)	(333)
Net Cash Used in Operating Activities	(33,034)	(10,001)

Cash Flows from Investing Activities
Payments for purchase of property and equipment and capitalized software	(3,452)	(5,226)
Proceeds from divestiture of a business	—	1,715
Net Cash Used in Investing Activities	(3,452)	(3,511)

Cash Flows from Financing Activities
Advances from working capital facilities	512,430	355,877
Payments on working capital facilities	(422,406)	(311,813)
Proceeds from other short-term borrowings	2,780	24,356
Repayments of other short-term borrowings	(9,172)	(23,950)
Receipt of restricted contract funds	—	1,261
Payment of restricted contract funds	—	(3,391)
Dividends paid	(2,620)	(2,636)
Net payments for stock issuances and share repurchases	(39,342)	(30,355)
Other financing, net	(646)	(516)
Net Cash Provided by Financing Activities	41,024	8,833
Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	737	(171)

Net Change in Cash, Cash Equivalents, and Restricted Cash	5,275	(4,850)
Cash, Cash Equivalents, and Restricted Cash, Beginning of Period	18,817	9,449
Cash, Cash Equivalents, and Restricted Cash, End of Period	$24,092	$4,599

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$4,544	$7,740
Income taxes	$1,095	$1,133

ICF International, Inc. and Subsidiaries

Supplemental Schedule (13)

Revenue by client markets	Three Months Ended
	March 31,
	2025	2024
Energy, environment, infrastructure, and disaster recovery	49%	45%
Health and social programs	35%	39%
Security and other civilian & commercial	16%	16%
Total	100%	100%

Revenue by client type	Three Months Ended
	March 31,
	2025	2024
U.S. federal government	49%	55%
U.S. state and local government	16%	16%
International government	5%	5%
Total Government	70%	76%
Commercial	30%	24%
Total	100%	100%

Revenue by contract mix	Three Months Ended
	March 31,
	2025	2024
Time-and-materials	43%	42%
Fixed-price	49%	45%
Cost-based	8%	13%
Total	100%	100%

(13) As is shown in the supplemental schedule, we track revenue by key metrics that provide useful information about the nature of our operations. Client markets provide insight into the breadth of our expertise. Client type is an indicator of the diversity of our client base. Revenue by contract mix provides insight in terms of the degree of performance risk that we have assumed.